Exhibit 99.1

NOVAGOLD Issues its 2021 Annual Report

Featuring a Conversation Between Dr. Thomas Kaplan and John Hathaway

NOVAGOLD’s Chairman Dr. Thomas Kaplan and John Hathaway, portfolio manager of Sprott Hathaway Special Situations Strategy and co-portfolio manager of the Sprott Equity Fund, have a fireside discussion on a broad range of topics, including gold’s market trajectory, jurisdictional safety and cryptocurrencies.

Our President and CEO Greg Lang summarizes NOVAGOLD’s many milestones reached in 2021, including the highly successful 79-hole 24,264-meter Donlin Gold drill program that yielded excellent high-grade assays, which Donlin Gold’s partners, Barrick and NOVAGOLD, have both stated constitute some of the best drill results for an open-pit gold project industry wide. Of great importance was the achievement of the highest safety standards on the property with no lost-time incidents on site and reinforcement of NOVAGOLD’s ESG principles with a particular emphasis on responsible mine development in the Yukon-Kuskokwim (Y-K) region.

March 31, 2022 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) has published its 2021 Annual Report (the “annual report”).

This year’s annual report includes a special feature highlighting a discussion between NOVAGOLD’s Chairman Dr. Thomas Kaplan and John Hathaway, portfolio manager of Sprott Hathaway Special Situations Strategy and co-portfolio manager of the Sprott Gold Equity Fund. They discuss the gold market trajectory, jurisdictional safety and cryptocurrencies. Dr. Kaplan emphasizes NOVAGOLD’s unique position to significantly outperform its peer group, particularly in the current market environment. The interview was filmed at the New York Stock Exchange in December 2021 and a video of the conversation is available at www.novagold.com/media-gallery.

In the report, NOVAGOLD’s President and CEO Greg Lang summarizes many milestones that were achieved in 2021, including the advancement of our Donlin Gold project up the value chain against the backdrop of the global COVID-19 pandemic, with the highest safety standards and no lost-time incidents on site. Mr. Lang highlights the Company’s ESG principles, along with its strong time-tested relationships with the project’s Native Corporation partners – Calista Corporation and The Kuskokwim Corporation – with whom we are committed to responsible mine development in the Y-K region. In addition, Mr. Lang outlines the Company’s 2022 goals and budget, as well as reviews NOVAGOLD’s strong financial position.

The 2021 annual report is available on NOVAGOLD’s website https://www.novagold.com/investors/financials/.

A CLEAR PATH FORWARD

2021 ANNUAL REPORT

NOVAGOLD

If you would like to receive a hard copy by mail, please send an email request to info@novagold.com.

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NOVAGOLD welcomes comments, questions, or suggestions about the annual report and related information. Please send your feedback to info@novagold.com.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit
Manager, Communications

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of Barrick and NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding assay results; the anticipated timing of a decision by the Board of Donlin Gold LLC to prepare a feasibility study update; anticipated benefits from the recent drill programs including an improved geological model for Donlin Gold; the work program for the 2022 field season; ongoing support provided to key stakeholders including Native Corporation partners; the potential impact of the coronavirus global pandemic (COVID-19) on the development of Donlin Gold; the potential development and construction of Donlin Gold; the sufficiency of funds to continue to advance development of Donlin Gold; perceived merit of properties; mineral reserve and resource estimates; Donlin Gold’s ability to secure the permits needed to construct and operate the Donlin Gold project in a timely manner, if at all; and legal challenges to Donlin Gold’s existing permits. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent the management expectations of NOVAGOLD’s estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the spread and impact of COVID-19; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between Barrick and NOVAGOLD for the continued exploration, development and eventual construction of the Donlin Gold project; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC's website at www.sec.gov, or at www.sedar.com. The forward-looking statements contained herein reflect the beliefs, opinions, and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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